Exhibit 10(h)

BERGEN BRUNSWIG PRE-TAX

INVESTMENT RETIREMENT ACCOUNT

PLUS EMPLOYER CONTRIBUTION PLAN

(Amended and Restated Effective as of November 16, 2000)

BERGEN BRUNSWIG PRE-TAX
INVESTMENT RETIREMENT ACCOUNT
PLUS EMPLOYER CONTRIBUTIONS PLAN

                BERGEN BRUNSWIG CORPORATION has adopted the following complete amendment and restatement of its profit sharing plan that evidences the plan portion of a profit sharing plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I.
NAME, DEFINITIONS & FUNDING POLICY

                Section 1.1.: Full Name. This profit sharing plan shall be known as the:

BERGEN BRUNSWIG PRE-TAX
INVESTMENT RETIREMENT ACCOUNT
PLUS EMPLOYER CONTRIBUTIONS PLAN
(or PIRA PLUS, for short)

It is hereby designated as constituting a defined contribution plan intended to qualify under Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k). The Trust established in connection with the Plan shall be known as the:

BERGEN BRUNSWIG PRE-TAX
INVESTMENT RETIREMENT ACCOUNT TRUST
PLUS EMPLOYER CONTRIBUTIONS PLAN
(or PIRA PLUS TRUST, for short)

                Section 1.2.: Certain Definitions. As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

                "Accounts" shall mean, collectively, the Retirement Account, the Retirement Stock Account, the PIRA Account, the Matching Contribution Account, the Matching Contribution Stock Account, the Rollover Contribution Account, the Transferred Account, and the Non-Elective Contribution Account, all as may be established under the Plan for a Participant. If all of such accounts are not established for a Participant, then "Accounts" shall mean, collectively, all of such accounts that are established for such Participant.

                "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary of the Treasury shall provide.

                "Affiliated Company" shall mean:

                (a)         a member of a controlled group of corporations of which the Company is a member;

                (b)         an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

               (c)         a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

               (d)         any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

For these purposes, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C).

                "Anniversary Date" shall mean the last day of each Plan Year.

                "Article" shall mean an Article of the Plan.

                "Beneficiary" shall mean the person or persons, as the context requires, last designated by a Participant to receive any benefit specified in the Plan that is payable upon such Participant's death. If there is no designated Beneficiary or surviving Beneficiary, the Beneficiary shall be the Participant's surviving spouse; or, if none, the Participant's surviving descendants (including adopted persons), who shall take on the principle of representation; or, if none, the Participant's estate; or, if there is no legal representative appointed to represent the Participant's estate and if the Participant's vested interest does not exceed $2,000, a person (or the persons) selected by the Committee who is related to the Participant by blood, adoption or marriage.

                "Board of Directors" shall mean the Board of Directors of the Company.

                "Break in Service" shall mean a 12-consecutive-month period beginning on an Employee's Severance Date and ending on the first anniversary of such date, provided that such Employee fails to perform at least one Hour of Service during such 1 2-consecutive-month period. Solely for purposes of determining whether a Break in Service has occurred for any individual who is absent from work for maternity or paternity reasons, the Severance Date of an Employee who is absent from service beyond the first anniversary of the first date of absence shall be deemed to be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance. An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                "Code" shall mean the Internal Revenue Code of 1986, as amended, and its successors.

                "Committee" shall mean the committee described in Section 8.1.

                "Company" shall mean BERGEN BRUNSWIG CORPORATION.

                "Company Stock" shall mean the Company's Class A Common Stock.

                "Compensation" shall mean, for any Plan Year, the total cash compensation, excluding non-cash fringe benefits, received by such Participant, while he or she was eligible to make Elective Contributions, for services actually rendered in the course of employment with the Company or any Affiliated Company that is currently includable in such Participant's gross income under the Code, plus the amount of his or her Elective Contributions, if any, and any amount that is contributed by the Company pursuant to a salary reduction agreement and that is not includable in such Participant's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b). In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

                "Defined Benefit Plan" and "Defined Contribution Plan" shall have the same meanings as given these terms under ERISA.

                "Determination Year" shall mean the Plan Year.

                "Earnings" shall mean a Participant's annual "compensation", as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Limitation Year, except that for purposes of the definition of "Highly Compensated Employee", the term "Earnings" shall mean a Participant's annual "compensation", as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year. A Participant's Earnings shall include such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances). "Earnings" shall not include:

                (a)         Any contribution made by the Company to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, the Company's contributions, if any, made on behalf of a Participant to a simplified employee pension plan described in Code Section 408(k) are not considered Earnings for the taxable year in which contributed to the extent such contributions are deductible by the Participant under Code Section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to an unfunded non-qualified plan may be considered Earnings in the year such amounts are includable in the gross income of the Participant.

                (b)         Any amount realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                (c)         Any amount realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                (d)         Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Participant).

For Plan Years beginning after December 31, 1997, Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125.

                "Effective Date" shall mean January 1, 1997, which is the effective date of this complete amendment and restatement, except as specifically provided otherwise below. The initial effective date of the Plan was September 1, 1984.

                "Employee" shall mean every person classified by the Company as a common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. The term "Employee" shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, or (ii) classified by the Company as a leased employee (within the meaning of Code Section 414(n)(2)) of the Company or any such Affiliated Company.

                "Employer" shall mean, with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

                "Employment Commencement Date" for each Employee shall mean the date such Employee first is credited with an Hour of Service. Despite the foregoing, for a Transferred Employee, the "Employment Commencement Date" for each such Employee shall mean the date such Employee first was credited with an hour of service for employment with the employer whose stock or assets were acquired by the Company or an Affiliated Company and whose business is now conducted by the Company or an Affiliated Company.

                "Entry Date" shall mean the first day of the month.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

                "Fiduciary" shall mean a person who:

                (a)         exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

                (b)         exercises any authority or control respecting management or disposition of the Plan's assets; or

               (c)         renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

"Financial Institution" shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

                "5% Owner" shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. A similar rule shall apply to the determination of a "1% Owner."

                "Forfeiture" shall mean the nonvested portion of a Participant's Accounts that is forfeited and allocated to other Participants' Accounts in accordance with the Plan.

                "Highly Compensated Active Employee" shall mean any Participant who performed service for the Company during the Determination Year and who:

                (a)         During the Look-Back Year received Earnings from the Company in excess of $80,000 (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

                (b)         Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

                "Highly Compensated Employee" shall mean any Participant who is a "Highly Compensated Active Employee" or a "Highly Compensated Former Employee."

                "Highly Compensated Former Employee" shall mean any Participant who:

                (a)         Separated from service (or was deemed to have separated from service) prior to the Determination Year,

                (b)         Performed no service for the Company during the Determination Year, and

                (c)        Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee's 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Earnings in an amount less than 50% of the Employee's average annual Earnings for the 3  consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Earnings from the Company.

                "Hour of Service" shall mean:

                (a)         Each hour for which an Employee was paid by, or entitled to payment from, an Employer. Hours under this subsection (a) shall be credited to an Employee for the computation period or periods in which the services were performed. Generally, Hours of Service shall be determined from the Employer's employment records. Despite the foregoing, if an Employee's Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission or piece-work employees) and if his or her hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such Employee's Hours of Service need not be determined from employment records. Instead, such Employee may be credited with 190 Hours of Service for each month in which he or she would be credited with at least one Hour of Service pursuant to this subsection (a);

                (b)         Each hour for which an Employee was paid by, or entitled to payment from, an Employer on account of a period during which no services were performed (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period);

                (c)         Each hour for which back pay (irrespective of mitigation of damages) is either awarded against, or agreed to by, an Employer. The same Hours of Service shall not be credited under either subsection (a) or (b), whichever is applicable, and under this subsection (c). Hours of Service under this subsection (c) shall be credited for the computation period(s) to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made; and

                (d)         Hours under subsections (a) through (c) above shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated here by reference.

                "Individual Medical Benefit Account" shall have the same meaning as is given that term under Code Section 415(l)(2).

                "Investment Manager" shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor's Act of 1940, as amended, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

                "Limitation Year", as defined in the Code, shall mean the calendar year.

                "Look-Back Year" shall mean the 12 month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year ending with or within the applicable Determination Year.

                "Matching Contribution Account" shall mean the account maintained by the Committee for each Participant on whose behalf a Matching Contribution or Bonus Matching Contribution made in cash is made.

                "Matching Contribution Stock Account" shall mean the account maintain by the Committee for each Participant on whose behalf a Bonus Matching Contribution in Company Stock is made.

                "Minimum Company Contributions" shall mean the contributions made by the Company in accordance with the provisions of Section 3.6.

                "Named Fiduciary" shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

                "Net Profits" shall mean, with respect to any Plan Year, the Company's net income or profit for such Plan Year, as determined on the basis of the Company's books of account in accordance with generally accepted accounting principles, before reduction for income taxes or contributions made by the Company to the Plan.

                "Non-Elective Contribution Account" shall mean the account maintained by the Committee for each Participant on whose behalf an allocation pursuant to Section 4.6(d) is made.

                "Non-Highly Compensated Employee" shall mean any Participant who is not a Highly Compensated Employee.

                "Normal Retirement Age" shall mean a Participant's 65th birthday; provided, however, that for each Participant who completes an Hour of Service on or after November 16, 2000, "Normal Retirement Age" shall mean the earlier of the date on which a Participant (i) attains age 59-1/2 or (ii) earns his 80th "point." For purposes of the foregoing, a Participant shall accumulate 1 "point" for each year of age and 1.5 "points" for each Year of Service.

                "Normal Retirement Date" shall mean the first day of the month that coincides with or immediately follows a Participant's Normal Retirement Age.

                "1% Owner" shall be determined in the same manner as a 5% Owner, defined above.

                "Participant" shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

                "Period of Service" shall mean a period of time commencing on an Employee's Employment Commencement Date or Reemployment Date, whichever is applicable, and ending on his or her Severance Date.

                "Period of Severance" shall mean the period of time commencing on an Employee's Severance Date and ending on the date, if any, on which Employee again performs an Hour of Service.

                "PIRA Account" shall mean the account maintained by the Committee for each Participant on whose behalf an Elective Contribution is made.

                "Plan" shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

                "Plan Year" shall mean:

                (a)         For the "Plan Year" beginning on January 1, 1997, the period commencing on January 1, 1997, and ending on September 29, 1997.

                (b)         For "Plan Years" beginning after September 29, 1997, the 12 month period ending on each September 29th.

                "Predecessor Employer" shall mean any predecessor employer of an Employee that maintained the Plan.

                "Predecessor Plan" shall mean any plan from which assets were transferred to the Transferred Account.

                "Reemployment Date" shall mean the first day following a Period of Severance that is not deemed to be a Period of Service in calculating an Employee's Service or Years of Service on which such Employee performs an Hour of Service.

                "Regulations" shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

                "Retirement Account" shall mean the account maintained by the Committee for each Participant on whose behalf a Discretionary Contribution in cash is made.

                "Retirement Stock Account" shall mean the account maintained by the Committee for each Participant on whose behalf a Discretionary Contribution in Company Stock is made.

                "Rollover Contribution" shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), and 408(d)(3), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

                "Rollover Contribution Account" shall mean the account maintained by the Committee for each Participant who makes a Rollover Contribution.

                "Section" shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

                "Secretary" shall mean the Secretary or an Assistant Secretary of the Committee.

                "Secretary of the Treasury" shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

                "Severance Date" shall mean the earlier of (i) the date on which an Employee quits, retires, is discharged, or dies, or (ii) the first annual anniversary of the first date of a period in which such Employee remains absent from service (with or without pay) with an Employer for any reason other than a quit, retirement, discharge, or death (e.g., with respect to the foregoing, vacation, holiday, sickness, disability, leave of absence, or layoff).

                "Signature Page" shall mean the page(s) at the end of the Plan entitled "Signature Page."

                "Top-Paid Group" shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

                (a)         An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

                (i)         Has not performed an Hour of Service during such year;

               (ii)         Has not completed 6 months of service;

              (iii)         Normally works less than 17 and 1/2 hours per week or 6 months during any year;

               (iv)         Has not attained age 21 by the end of such year; or

              (v)         Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

                (b)         In addition, if 90 percent or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

                (c)         All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

                (i)         Employees with less than six (6) months of service;

               (ii)         Employees who normally work less than 17 1/2 hours per week;

              (iii)         Employees who normally work less than six (6) months during a year; and

              (iv)         Employees who have not yet attained age 21.

                "Total Disability" or "Totally Disabled" shall each refer to a physical or mental impairment that, in the Committee's opinion, (i) is expected to be either of indefinite duration or result in death, and (ii) renders a Participant unable to satisfactorily perform his or her duties for the Company or the duties of such other position or job that the Company makes available to such Participant and for which such Participant is qualified by reason of his or her training, education or experience. The Committee's opinion must be supported by the opinion of a qualified physician designated or approved by the Committee.

                "Transfer Date" shall mean the date determined by the Board of Directors, which is the effective date that a Transferred Employee becomes an Employee for purposes of the Plan.

                "Transferred Account" shall mean the account maintained by the Committee for each Transferred Employee who had assets transferred, other than by a rollover in accordance with Sections 3.10 and 4.3, to the Plan from a qualified plan in which the Transferred Employee had formerly participated. At the discretion of the Committee, this account may be divided into one or more subaccounts.

                "Transferred Contribution" shall mean the assets transferred from any other qualified plan to this Plan on behalf of a Transferred Employee.

                "Transferred Employee" shall mean a person who is designated as such by either the Board of Directors or the Committee and who, prior to his or her employment with an Employer, was employed by another employer whose stock or assets were acquired by the Employer in such a manner that the other employer's business is now conducted by the Employer.

                "Trust" shall mean the trust established in connection with the Plan, as it may be amended from time to time.

                "Trust Valuation Date" shall mean each Anniversary Date and such other date or dates selected by the Committee.

                "Trustee" shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

                "Welfare Benefit Fund" shall have the same meaning as is given that term in Code Section 419(e).

                "Year of Service" shall mean the amount obtained by dividing (i) the number of days in a Participant's Period of Service by (ii) 365, and (iii) rounding the result up to the next higher whole Year of Service if the result is a fraction. Subject to Section 5.4, in determining a Participant's Years of Service, all Periods of Service, whether or not successive, shall be aggregated. In addition, if a Participant ceases to be an Employee by reason of a quit, discharge or retirement and such Participant then performs an Hour of Service within 12 months of his or her Severance Date, then such Period of Severance shall be deemed to be a Period of Service, provided, however, that if a Participant ceases to be an Employee by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within 12 months of the date on which such Participant was first absent from service, such Period of Severance shall be deemed to be a Period of Service.

                Section 1.3 : Other Definitions. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section

"Actual Contribution Percentage"	3.12
"Actual Contribution Ratio"	3.12
"Actual Deferral Percentage"	3.11
"Actual Deferral Ratio"	3.11
"Additional Contribution"	3.11
"Aggregate Account"	7.2
"Aggregation Group"	7.2
"Annual Addition"	4.8
"Annuity Starting Date"	6.3
"Bonus Matching Contribution"	3.4
"Claimant"	10.1
"Company Stock Fund"	4.9
"Compensation Limit"	1.2
"Deemed Elective Contribution"	3.11
"Defined Benefit Plan Fraction"	4.8
"Defined Contribution Plan Fraction"	4.8
"Determination Date"	7.2
"Direct Rollover"	6.7
"Discretionary Contribution"	3.1
"Elective Contribution"	3.2
"Eligible Retirement Plan"	6.7
"Eligible Rollover Distribution"	6.7
"Excess Aggregate Contributions"	3.12
"Excess Contributions"	3.11
"Excess Deferrals"	3.11
"Fund"	4.9
"Key Employee"	7.2
"Matching Contribution"	3.3
"Non-Key Employee"	7.2
"1.0 Rule"	4.8
"Preretirement Election Period"	6.3
"Present Value of Accrued Benefit"	7.2
"Qualified Election"	6.3
"Qualified Joint and Survivor Annuity"	6.3
"Qualified Life Annuity"	6.3
"Qualified Military Service"	11.13
"Qualified Preretirement Survivor Annuity"	6.3
"Relevant Time"	5.3
"Retirement Election Period"	6.3
"Successor Plan"	3.6
"Top-heavy Group"	7.2
"Top-heavy Plan"	7.2
"USERRA"	11.13
"Valuation Date"	7.2

                Section 1.4: Funding Policy. The Plan is to be funded primarily through the Company's contributions and the Participants' contributions as provided for in the Plan. The Trust's assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II.

PARTICIPATION

                Section 2.1: Eligibility Requirements. Each Employee shall become eligible to 0participate in the Plan on the Entry Date coincident with or next following the date on which such Employee satisfies the following eligibility requirements, provided that he or she is still an Employee on such Entry Date:

                (a)         Service Requirement. Such Employee shall be eligible on the first Entry Date that is at least 30 days from such Employee's Employment Commencement Date.

                (b)         Residency Or Citizenship Requirement. Such Employee is a resident or citizen of the United States of America.

                (c)         Union Employees. Notwithstanding any other provision of the Plan, any Participant who is included in a unit of employees covered by a collective bargaining agreement wherein retirement benefits were the subject of good faith bargaining (within the meaning of Code Section 410(b)(3)(A)) shall for the Plan Year(s) of such inclusion, cease to (i) be eligible to make Elective Contributions and (ii) share in any future Company contributions to the Plan and Forfeitures, unless such collective bargaining agreement expressly provides for participation in the Plan; provided, however, that as to any benefits already earned, such Participant shall remain a Participant, subject to all the terms of the Plan.

                (d)         Transferred Employees. Notwithstanding the foregoing, those persons who are Transferred Employees on their respective Transfer Date(s) shall become eligible to participate in the Plan on such Transfer Date(s).

                Section 2.2: Enrollment Package For Participation And Beneficiary Designation.

                (a)         Each Employee who becomes eligible to participate in the Plan shall be given a disclosure package. A beneficiary designation form will be sent to a Participant in connection with or following his or her enrollment in the Plan. A Participant may, from time to time, change his or her designated Beneficiary by filing a new written designation with the Committee. The Company, the Trustee, and the Committee may rely upon the designation of a Beneficiary that was last filed in accordance with the Plan.

                (b)         Despite the provisions of subsection (a) above, a married Participant's Beneficiary shall in all events be such Participant's surviving spouse, unless such spouse consents to such Participant's designation of a Beneficiary other than such spouse. A spouse's consent to such a designation must satisfy the following requirements: (i) it must be in writing; (ii) it must acknowledge the effect of the Participant's designation of a Beneficiary other than the spouse; and (iii) it must be witnessed by a designated Plan representative or a notary public.

                Section 2.3: Participation. The participation of a Participant in the Plan shall begin as of his or her Entry Date, and shall continue until the Participant's entire benefit has been distributed in accordance with the Plan's terms. A Participant (or his or her Beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

                Section 2.4: Break In Service Rules For Eligibility Purposes.

                (a)         Except as otherwise provided in this Section, all Years of Service of an Employee shall be counted in determining such Employee's eligibility to participate in the Plan.

                (b)         In the case of any Employee who has incurred a Break in Service, such Employee's Years of Service that were completed before such Break in Service shall not be counted until he or she has completed a Year of Service after such Break in Service.

                (c)         This subsection shall apply to any Participant who does not have any nonforfeitable right to any accrued benefit that is attributable to the Company's contributions. Such a Participant's Years of Service before any period of consecutive Breaks in Service shall not be counted if the number of such consecutive Breaks in Service within such period equals or exceeds the greater of (i) 5 or (ii) the aggregate number of such Participant's Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant's prior Breaks in Service.

                Section 2.5: Special Provisions for Employees of Bergen Brunswig Medical Corporation and Certain Related Entities.

                (a)         Notwithstanding any provision of the Plan to the contrary, each Consolidated Corporation Employee (as defined in paragraph (b) below) shall, during the Participation Continuation Period (as defined in paragraph (b) below), be permitted to participate in the Plan as though such Consolidated Corporation Employee's employment with a Consolidated Corporation (as defined in paragraph (b) below) during the Participation Continuation Period was employment with the Company. No contributions shall be made by or on behalf of any Consolidated Corporation Employee with respect to Compensation for services rendered after the expiration of the Participation Continuation Period, nor shall any service of a Consolidated Corporation Employee be taken into account for any purpose of the Plan (other than for purposes of Section 2.4 and 5.4) following the expiration of the Participation Continuation Period.

                (b)         For purposes of the foregoing paragraph, the following terms shall have the meanings assigned thereto:

                                (i)         "Consolidated Corporation Employee" means each Employee who was employed by a Consolidated Corporation both immediately before and immediately after August 16, 2000.

                                  (ii)         "Consolidated Corporation" means Bergen Brunswig Medical Corporation, Ransdell Surgical, Inc. and Pacific Criticare, Inc.

                                (iii)         "Participation Continuation Period" means the period commencing on August 16, 2000 and ending upon the earliest to occur of (x) December 31, 2000, or (y) a date determined by written resolution of the Board of Directors.

ARTICLE III.

CONTRIBUTIONS

                Section 3.1: Company's Discretionary Contributions. The Company has previously made substantial contributions to the Trust. Subject to the Plan's other provisions, for each Plan Year in which the Plan is in effect, the Company shall contribute to the Trust, out of its current or accumulated Net Profits, such amount, if any, as shall be determined by the Company (the "Discretionary Contribution"), and it shall be credited to the Participants' Retirement Accounts or Retirement Stock Accounts as the case may be as described in Article IV. Despite the foregoing, the Company's Discretionary Contributions are conditioned upon their deductibility under the Code.

                Section 3.2: Elective Contributions Under Code Section 401(k).

                (a)         Subject to the limitations contained elsewhere in the Plan, if as of January 1, 1997, an Employee: (i) had elected to forego the receipt of less than 2% of his or her Compensation; or (ii) was eligible to participate in the Plan but had not elected to participate, then effective as of January 1, 1997, such Employee shall be deemed to have elected to forego the receipt of 2% of his or her Compensation. If an Employee first becomes eligible to participate in the Plan on or after January 1, 1997, then such Employee shall be deemed to have elected to forego the receipt of 2% of his or her Compensation beginning on his or her Entry Date. However, the Participant may elect from time to time, by completing the appropriate forms provided by the Committee, to forgo the receipt of a percentage (stated in whole numbers only) of his or her Compensation other than 2% (including 0%); provided that this percentage may not exceed the maximum amount established by the Committee from time to time (subject to the maximum percentage of the Participant's Compensation that may be deferred pursuant to the provisions of Sections 3.11 and 4.8 below).

                The Company shall contribute to the Trust on behalf of each such electing Participant, out of its current or accumulated Net Profits, an amount equal to the Compensation forgone by such Participant (the "Elective Contribution"), and it shall be credited to such Participant's PIRA Account. Such Elective Contribution shall be considered to be a Company contribution.

                (b)         Despite the foregoing, no Participant shall have any Elective Contributions under the Plan during any calendar year in excess of $7,000, as adjusted by the Adjustment Factor. A Participant's election to forgo receipt of a portion of his or her Compensation shall be subject to such modification or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall exercise its discretion in a uniform and nondiscriminatory manner.

                (c)         Notwithstanding anything to the contrary, for purposes of subsections (a) and (b) above, Compensation shall not include Compensation that is (i) earned prior to the time that a Participant becomes a Participant in the Plan, or (ii) during any period for which the Participant is not making Elective contributions, or (iii) a management bonus.

                Section 3.3: Company's Matching Contribution.

                (a)         Subject to the Plan's other provisions, for each Plan Year beginning prior to September 30, 1998, each month the Company shall make a matching contribution (the "Matching Contribution") on behalf of each Participant on whose behalf an Elective Contribution is made, and it shall be credited to each such Participant's Matching Contribution Account as described in Article IV. The Company's Matching Contribution for each such Participant for a Plan Year shall be an amount equal to 50% of that portion of the Participant's Elective Contributions for such Plan Year that does not exceed 6% of the Participant's Compensation. Notwithstanding anything to the contrary in this Section 3.3, the Company shall make an additional Matching Contribution on behalf of each Participant whose Elective Contributions have been suspended pursuant to Section 3.2(b), equal to the difference between (i) an amount equal to 50% of that portion of the Participant's Elective Contributions for such Plan Year that does not exceed 6% of the Participant's Compensation and that would have been made without regard to Section 3.2(b) and (ii) the amount of the Matching Contribution actually contributed pursuant to the preceding sentence.

                (b)         For each Plan Year beginning on or after September 30, 1998, each month the Company shall make a Matching Contribution on behalf of each Participant on whose behalf an Elective Contribution is made, and it shall be credited to each such Participant's Non-Elective Contribution Account as described in Article IV. The Company's Matching Contribution for each such Participant for a Plan Year shall be an amount equal to:

                (i)         100% of the Participant's Elective Contributions for the Plan Year, up to 3% of the Participant's Compensation; plus

               (ii)         50% of the Participant's Elective Contributions for the Plan Year that exceed 3% of his or her Compensation but do not exceed 5% of the Participant's Compensation.

Except as provided for below, the Matching Contributions provided for in this subsection shall be treated for all purposes under Articles IV, V, and VI as Elective Contributions. However, the Matching Contributions provided for in this subsection shall not be treated as Elective Contributions for purposes of hardship withdrawals under Section 6.9.

                (c)         Notwithstanding anything to the contrary, for purposes of subsections (a) and (b) above, Compensation shall not include Compensation that is (i) earned prior to the time that a Participant becomes a Participant in the Plan, (ii) during any period for which the Participant is not making Elective Contributions, or (iii) a management bonus.

                Section 3.4: Company's Bonus Matching Contribution.

                (a)         Subject to the Plan's other provisions, the Company may make a bonus matching contribution (the "Bonus Matching Contribution") on behalf of each Participant on whose behalf an Elective Contribution is made and who is an Employee on the Anniversary Date of such Plan Year, and it shall be credited to each such Participant's Matching Contribution Account as described in Article IV. Despite any other provision of this document, for purposes of the Bonus Matching Contribution, only a Participant's Compensation and Elective Contributions for such Plan Year shall be considered. The Company's Bonus Matching Contribution, if any, for each such Participant shall be an amount determined by the Company from time to time, subject to Section 3.12.

                (b)         Notwithstanding anything to the contrary, for purposes of subsection (a) above, Compensation shall not include Compensation that is (i) earned prior to the time that a Participant becomes a Participant in the Plan, (ii) during any period for which the Participant is not making Elective Contributions, or (iii) a management bonus.

                Section 3.5: Participants' Contributions.

                 (a)         A Participant may not make a nondeductible, voluntary contribution to the Plan.

                (b)         An Employee may make a Rollover Contribution to the Plan or a Direct Rollover described in Code Section 401(a)(31), provided that any asset so contributed or transferred is acceptable to the Committee and the Trustee.

                Section 3.6: Minimum Company Contributions.

                For each Plan Year, the Company shall make contributions to the Plan or a Successor Plan in the form of employer contributions (within the meaning of Code Section 404), in cash, at least equal to a specified dollar amount, on behalf of individuals who are both Participants and Employees on the first day of the Plan Year. A "Successor Plan" is any qualified retirement plan to which the assets of the Plan are transferred as a result of a merger, acquisition, or other corporate transaction. The amount shall be determined by the Chief Financial Officer of the Company, by appropriate resolution, on or before the last day of the Company's taxable year that ends within such Plan Year. The Minimum Company Contribution for a Plan Year shall be paid by the Company in one or more installments without interest. The Company shall pay the Minimum Company Contribution at any time during the Plan Year, and for purposes of deducting such contribution, shall make the contribution, not later than the due date, including extensions thereof, of the Company's Federal income tax return for the taxable year of the Company which ends within such Plan Year. Notwithstanding any other provision of the Plan to the contrary, the Minimum Company Contribution made to the Plan by the Company (i) shall not revert to, or be returned to, the Company and (ii) can be made to the Plan whether or not the Company has current or accumulated Net Profits.

                Section 3.7: Payment Of Discretionary Contributions, Matching Contributions, And Bonus Matching Contributions To Trustee. All payments of the Discretionary Contributions, Matching Contributions, and Bonus Matching Contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company's total Discretionary Contributions, Matching Contributions, and Bonus Matching Contributions for each Plan Year must be paid on or before the date on which the Company's federal income tax return is due, including any extensions of time obtained for the filing of such return.

                Section 3.8: Payment Of Discretionary Contributions And Bonus Matching Contributions In Company Stock. All or any portion of the Company's Discretionary Contributions or Bonus Matching Contributions may be made in shares of Company Stock.

                (a)         Any portion of the Company's Discretionary Contributions that is made in Company Stock shall be credited to the Participants' Retirement Stock Accounts as described in Article IV. Despite any other provision of the Plan (including Section 4.9 below), but subject to Section 4.9(d) below, a Participant may not designate the investment of the Participant's Retirement Stock Account in any investment other than the Company Stock Fund.

                (b)         Any portion of the Company's Bonus Matching Contributions that is made in Company Stock shall be credited to the Participants' Matching Contribution Stock Accounts as described in Article IV. Despite any other provision of the Plan (including Section 4.9 below), but subject to Section 4.9(d) below, a Participant may not designate the investment of the Participant's Matching Contribution Stock Account in any investment other than the Company Stock Fund.

                Section 3.9: Payment Of Elective Contributions To The Trustee. All payments of Elective Contributions shall be made directly to the Trustee. Such payments shall be made as soon as is administratively practical following the date the foregone Compensation would have been paid to the electing Participant, but in no event later than the fifteenth business day of the month following the month in which the foregone Compensation would have been paid to the Participant.

                Section 3.10: Payment Of Rollover Contributions And Transferred Contributions To The Trustee.

                (a)         A Participant's Rollover Contributions shall be paid directly to the Trustee. The Trustee may commingle such contributions with the Company's contributions. However, the Committee shall keep separate records of each Participant's Rollover Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant's Rollover Contributions in the same manner as provided for the investment of the Company's contributions.

                (b)         A Participant's Transferred Contributions shall be paid directly to the Trustee. The Trustee may commingle such contributions with the Company's contributions. However, the Committee shall keep separate records of each Participant's Transferred Contributions by the use of the Transferred Account (including the income, gains and losses on those contributions). The Trustee shall invest a Participant's Transferred Contributions in the same manner as provided for the investment of the Company's contributions.

                Section 3.11: Actual Deferral Percentage Test.

                (a)         It is the Company's intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k).

                (i)         Accordingly, the amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

                (A)         the Actual Deferral Percentage for all Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

                (B)         the Actual Deferral Percentage for all Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the preceding Plan Year by more than 2 percentage points (or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee).

               (ii)         For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant's election to defer receipt of his or her Compensation pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 and 1/2 months after the close of the Plan Year.

                (iii)         In order to prevent the multiple use of the alternative method described in subsection (i)(B) above and in Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to (A) make elective deferrals pursuant to this Section, or (B) receive matching contributions under this Plan or under any other plan maintained by the Company or an Affiliated Company, shall have his actual contribution ratio reduced pursuant to Regulation Section 1.401(m)-2.

                (iv)         For the purposes of subsection (i) above, the Committee may elect to use the current Plan Year rather than the preceding Plan Year. If the Committee makes this election, then such election may not be changed except as allowed for by the Secretary of the Treasury.

                (v)         Effective for Plan Years beginning after December 31, 1998, if the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

                (b)         Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

                (i)         the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Discretionary Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the "Deemed Elective Contribution") or (B) make an additional contribution (the "Additional Contribution") on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant's Compensation for such Plan Year, and (B) credited to each such Participant's Non-Elective Contribution Account; or

                (ii)         the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee's Elective Contributions is reduced (the "Excess Contributions") shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the highest Elective Contributions for the Plan Year is reduced to the extent required to:

                (A)         ;Enable the arrangement to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

                (B)         Cause such Highly Compensated Employee's Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next highest Elective Contributions.

This process must be repeated until the Plan satisfies the Actual Deferral Percentage test in subsection (a) above. For each Highly Compensated Employee, the amount of Excess Contributions is equal to the total Elective Contributions, Deemed Elective Contributions, and Additional Contributions made on behalf of the Employee (determined prior to the application of this subsection (b)(ii)), minus the amount determined by multiplying the Highly Compensated Employee's Actual Deferral Ratio (determined after application of this subsection (b)(ii)) by the Employee's Compensation. However, the amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year.

                (c)         For the purposes of this Section, the following definitions shall apply:

                (i)         "Actual Deferral Percentage" shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such group.

                (ii)         "Actual Deferral Ratio" shall mean the ratio that:

                (A)         the amount of the Elective Contributions, Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

                (B)         such Participant's Compensation for such Plan Year.

                (d)         For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

                (e)         The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                (f)         The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered will be made in accordance with Code Section 414(q).

                (g)         Distribution Of Excess Deferrals.

                (i)         If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

                (ii)         A Participant's claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1 following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant's Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant's statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

                (iii)         For the purposes of this Section, a Participant's "Excess Deferrals" shall mean the amount of such Participant's Elective Contributions for a calendar year that are allocated to the Plan pursuant to subsection (i) above.

                (iv)         The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                (v)         The Committee may elect to further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

                (h)         Distribution Of Excess Contributions.

                (i)         Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.11(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

                (ii)         The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                (iii)         The Committee may elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

                (iv)         The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.

                (i)         Alternative Method of Satisfying the ADP Test. Despite any other provision of the Plan, effective for the Plan Years beginning after December 31, 1998, the Elective Contributions for any Plan Year shall be deemed to satisfy subsection (a)(i ) above if:

                (i)         Matching Contribution. The Company makes a Matching Contribution and Bonus Matching Contribution on behalf of each Participant who is a Non-Highly Compensated Employee. The Company's Matching Contribution and Bonus Matching Contribution for each such Participant shall be an amount equal to:

                (A)         100% of the Participant's Elective Contributions for the Plan Year, up to 3% of the Participant's Compensation; plus

                (B)         50% of the Participant's Elective Contributions for the Plan Year that exceed 3% of his or her Compensation but do not exceed 5% of the Participant's Compensation.

Despite the foregoing, the Committee may choose any other Matching Contribution rate, if such alternative rate satisfies the following requirements:

                (C)         The rate does not increase as a Participant's Elective Contributions increase; and

                (D)         The total amount of the Matching Contributions and Bonus Matching Contributions using this alternative rate must equal or exceed the total amount of Matching Contributions and Bonus Matching Contributions using the rate provided for in the second sentence of subsection (i)(i) above.

For all purposes under this subsection (i)(i), the combined Matching Contribution and Bonus Matching Contribution rate for any Participant who is a Highly Compensated Employee shall not be greater than the combined Matching Contribution and Bonus Matching Contribution rate for any Participant who is a Non-Highly Compensated Employee.

                (ii)         Discretionary Contribution. Alternatively, the Company may make a Discretionary Contribution on behalf of each Participant who is a Non-Highly Compensated Employee. The Company's Discretionary Contribution for each such Participant shall be an amount equal to three percent (3%) of the Participant's Compensation.

                (iii)         In addition to satisfying either subsection (i) or (ii) above, the following requirements shall also apply for the Plan Year:

                (A)         Within a reasonable period before each Plan Year, the Committee must give each Participant a written notice of the Participant's rights and obligations under the Plan. The written notice must be sufficiently accurate and comprehensive to apprise the Participant of his or her rights and obligations and written in a manner calculated to be understood by the average Participant; and

                (B)         Except as provided for below, the Matching Contributions and Bonus Matching Contributions or Discretionary Contributions provided for in subsections (i) and (ii) shall be treated for all purposes under Articles IV, V, and VI as Elective Contributions. However, such contributions shall not be treated as Elective Contributions for purposes of hardship withdrawals under Section 6.9.

                Section 3.12: Actual Contribution Percentage Test.

                (a)         It is the Company's intent that all Matching Contributions and Bonus Matching Contributions shall satisfy the requirements of Code Section 401(m).

                (i)         Accordingly, the "Actual Contribution Percentage" for Participants who are all Highly Compensated Employees shall not exceed the greater of:

                (A)         the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

                (B)         the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2, provided that the Actual Contribution Percentage for all Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the preceding Plan Year, by more than 2 percentage points (or such lesser amount as required in Treasury Regulation Section 1.401(m)-2 to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee).

                (ii)         For the purposes of subsection (i) above, the Committee may elect to use the current Plan Year rather than the preceding Plan Year. If the Committee makes this election, then such election may not be changed except as allowed for by the Secretary of the Treasury.

                (iii)         Effective for Plan Years beginning after December 31, 1998, if the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

                (b)         Definitions. For the purposes of this Section, the following definitions shall apply:

                (i)         "Actual Contribution Percentage" shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

                (ii)         "Actual Contribution Ratio" for a Plan Year shall mean the ratio that:

                (A)         the amount of the Matching Contributions and Bonus Matching Contributions made on behalf of each Participant for a Plan Year, bears to

                (B)         such Participant's Compensation for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest one-hundredth of 1%.

                (iii)         "Excess Aggregate Contributions" shall mean, for each Highly Compensated Employee, the total Matching Contributions and Bonus Matching Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee's Actual Contribution Ratio by the Employee's Compensation for such Plan Year.

                (c)         Elective Deferrals And Matching Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Bonus Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions and Bonus Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

                (d)         Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

                (i)         In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

                (ii)         Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                (e)         Plan Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee's Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                (f)         Distribution of Excess Aggregate Contributions.

                (i)         If the Committee determines at any time that the limitation on Matching Contributions and Bonus Matching Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the fifteenth day of the third month following the end of the Plan Year) shall direct the Trustee to:

                (A)         distribute to the Highly Compensated Employee who received the most Matching Contributions and Bonus Matching Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

                (B)         if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions and Bonus Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Bonus Matching Contributions that such Highly Compensated Employee received equals the Matching Contributions and Bonus Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Bonus Matching Contributions. This process shall continue until one of the tests set forth in this Section is satisfied.

                (ii)         The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                (iii)         The Committee may elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

                (iv)         Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

                (v)         Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

                (vi)         The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

                (vii)         Despite the above, within twelve (12) months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the PIRA Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the "Actual Deferral Percentage" test set forth in Section 3.11.

                (g)         Despite any other provision of the Plan, for Plan Years beginning after December 31, 1998, the Matching Contributions for any Plan Year shall be deemed to satisfy subsection (a)(i) if:

                (i)         The Company makes the contribution provided for in Section 3.11(i)(i) or (ii);

                (ii)         The Committee gives each Participant the written notice provided for in Section 3.11(i)(iii);

                (iii)         The Matching Contribution does not exceed six percent (6%) of any Participant's Compensation;

                (iv)         The rate of the Matching Contribution does not increase as the rate of the Elective Contribution increases; and

                (v)         The Matching Contribution rate for any Participant who is a Highly Compensated Employee is not greater than the Matching Contribution rate for any Participant who is a Non-Highly Compensated Employee.

                Section 3.13: No Requirement For Profits. Despite any other provision of the Plan, the Company may, but is not required to, make all contributions to the Plan for any Plan Year without regard to whether the Company has any Net Profits for the taxable year or years ending with or within such Plan Year. Despite the preceding sentence, the Plan shall continue to be designed to qualify as a profit sharing plan for the purposes of Code Sections 401(a), 402, 412, and 417.

ARTICLE IV

ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

                Section 4.1: Retirement Accounts And Matching Contribution Accounts.

                (a)         The Committee shall open and maintain in the name of each Participant for whom a Discretionary Contribution is made a Retirement Account for contributions in cash and a Retirement Stock Account for contributions in Company Stock. Each Account shall be credited or charged with the amounts allocable to it as set forth below.

                (b)         For each Plan Year beginning prior to September 30, 1998, the Committee shall open and maintain in the name of each Participant for whom a Matching Contribution or a Bonus Matching Contribution is made a Matching Contribution Account for contributions in cash and a Matching Contribution Stock Account for contributions in Company Stock. Each Account shall be credited or charged with the amounts allocable to it as set forth below. For each Plan Year beginning on or after September  30, 1998, a Participant's Matching Contribution shall be credited to his or her Non-Elective Contribution Account.

                Section 4.2: PIRA Accounts. The Committee shall open and maintain a PIRA Account in the name of each Participant for whom an Elective Contribution is made. This Account shall be credited with each such Elective Contribution (and such Participant's allocable share of any Deemed Elective Contribution or Additional Contribution) as it is received by the Trustee, and it shall be credited or charged with the amounts allocable to it as set forth below.

                Section 4.3: Rollover Contribution Accounts and Transferred Accounts.

                (a)         The Committee shall open and maintain a Rollover Contribution Account for each Participant who contributes a Rollover Contribution. This Account shall be credited with such Participant's Rollover Contributions, and it shall be credited or charged with the amounts allocable to it as set forth below.

                (b)         The Committee shall open and maintain a Transferred Account for each Participant who is a Transferred Employee. This Account shall be credited or charged with the amounts allocable to it as set forth below.

                Section 4.4: Allocation Of Forfeitures. Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, any Forfeitures that are created pursuant to the other provisions of the Plan shall be allocated as follows: first, to pay the administrative expenses charged to the Plan (excepted as otherwise directed by the Committee); second, to fund the Matching Contributions or Bonus Matching Contributions, if any; and, third, to fund the Elective Contributions that the Company must make pursuant to Section 3.2 above. Despite the foregoing, any Forfeitures of Excess Aggregate Contributions pursuant to Section 3.12 above shall be allocated to the Matching Contribution Accounts of the Participants who are Non-Highly Compensated Employees in the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

                Section 4.5: Allocation Of Discretionary Contribution, Matching Contribution And Bonus Matching Contribution.

                (a)         Discretionary Contribution. Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, the Company's Discretionary Contribution (if any) made on account of the Plan Year ending on such Anniversary Date shall be allocated to the Retirement Accounts, if made in cash, or the Retirement Stock Accounts, if made in Company stock, of those Participants on whose behalf it was made. This allocation shall be made after the allocations described in Section 4.4.

                (b)         Matching Contribution. Each month, and such other dates as directed by the Committee, the Company's Matching Contribution made on account of such month shall be allocated to the Matching Contribution Accounts of those Participants on whose behalf it was made. With respect to a Participant whose Elective Contributions are suspended under Section 3.2(b), the additional Matching Contribution described in the last sentence of Section 3.3(a) shall be allocated each month in which the Participant receives Compensation following the date of such suspension. This allocation shall be made after the allocations described in Section 4.4.

                (c)         Bonus Matching Contribution. As of each Anniversary Date and such other dates as directed by the Committee, the Company's Bonus Matching Contribution made on account of the Plan Year ending on such Anniversary Date shall be allocated to the Matching Contribution Accounts, if made in cash, or the Matching Contribution Stock Accounts, if made in Company Stock, of those Participants on whose behalf it was made. This allocation shall be made after the allocations described in Section 4.4.

                Section 4.6: Allocation of Minimum Company Contributions. The Minimum Company Contribution made for the Plan Year shall be allocated to the Plan by the Company to the Accounts of each individual who is both a Participant and an Employee on the first day of the Plan Year, as follows:

                (a)         First, the Minimum Company Contribution for the Plan Year shall be allocated during the Plan Year to the PIRA Account of each Participant as Elective Contributions pursuant to the provision of Section 3.2(a), and to the Matching Contribution Account of each Participant as Matching Contributions pursuant to the provision of Section 3.3.

                (b)         Second, the balance of the Minimum Company Contribution remaining after the Allocation in Section 4.6(a), shall be allocated to the Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee and who is an Employee on the last day of the Plan Year, in the ratio that the sum of such Participant's Elective Contributions during the Plan Year bears to the sum of Elective Contributions of all such Participants, during the Plan Year.

                (c)         Third, notwithstanding Section 4.8, if the total contributions allocated to a Participant's accounts including the Minimum Company Contribution exceeds the Participant's maximum Annual Addition limit for any Limitation Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce Company contributions in the next, and succeeding, Limitation Years.

                (d)         Fourth, the balance of the Minimum Company Contribution remaining after the allocation under Sections 4.6(a), (b), and (c) shall be allocated as a non-elective contribution to each Participant who is a Non-Highly Compensated Employee, in the ratio that such Participant's Compensation for the Plan Year bears to the Compensation of all such Participants. This amount shall be credited to the Participant's Non-Elective Contribution Account. The Participant shall vest in his or her Non-Elective Contribution Account in accordance with Section 5.2. Such contributions shall be invested in the Trust in the same proportion that the Participant designates in accordance with the provisions of Section 4.9.

                (e)         Each installment of the Minimum Company Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 4.6. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be applied to reduce Plan expenses, and thereafter, to reduce Company contributions.

                (f)         The Minimum Company Contribution allocated to the Matching Contribution Account of a Participant pursuant to Section 4.6(b) shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

                (g)         Notwithstanding any of the foregoing provisions to the contrary, any allocation of Elective Contributions to a Participant's PIRA Account shall be made under either Section 4.2 or this Section 4.6, as applicable, but not both Sections and any allocation of Matching Contributions shall be made under either Section 4.5(b) or this Section 4.6 as applicable, but not both Sections.

                Section 4.7: Accounts In General. The credits made to a Participant's Accounts shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Neither the Company, the Trustee, nor the Committee, to any extent, warrant, guarantee or represent that the value of any Participant's Accounts at any time will equal or exceed the amount previously allocated or contributed to such Accounts.

                Section 4.8: Limitation On Annual Additions.

                (a)         The following limitations shall apply to the allocations to each Participant's Accounts in any Limitation Year:

                (i)         As used in the Plan, a Participant's "Annual Addition" shall mean the sum for any Limitation Year of:

                (A)         Such Participant's share of the Company's contributions; plus

                (B)         Such Participant's voluntary, nondeductible contributions to the Plan (excluding any Rollover Contribution); plus

                (C)         Such Participant's share of any Forfeiture; plus

             (D)        Such Participant's allocable share of the Company's contributions to any Individual Medical Benefit Account; and plus

               (E)         With respect to any Participant who is a Key Employee, any amount that is derived from the Company's contributions paid or accrued after December 31, 1985 in taxable years ending after such date, and that is attributable to post-retirement medical benefits allocated to such Participant's account under a Welfare Benefit Fund maintained by the Company.

Any excess amount applied under subsection (c) below in a Limitation Year to reduce the Company's contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Limitation Year.

                (ii)         Subject to the adjustments set forth below, during any Limitation Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

                (A)         $30,000, as adjusted by the Adjustment Factor; or

                (B)         25% of the Participant's Earnings for such Limitation Year.

                (iii)         The earnings limitation referred to in subsection (a)(ii)(B) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

                (b)         For Plan Years beginning before January 1, 2000, the following additional limitations shall apply to any Participant when such Participant, in addition to his or her participation in the Plan (and any Welfare Benefit Fund), is also a participant in a Defined Benefit Plan maintained by the Company or an Affiliated Company:

                                (i)         The amount of (A) the Annual Additions to such Participant's account(s) or (B) such Participant's normal retirement benefit in any such plan(s) shall be reduced by each such plan's committee to the extent necessary to prevent the sum of the Defined Benefit Plan Fraction (defined below) and the Defined Contribution Plan Fraction (defined below) for any such year from exceeding 1.0 (the "1.0 Rule") (benefits under Welfare Benefit Funds shall be reduced first, then benefits under profit sharing plans, then benefits under other Defined Contribution Plans, and, finally, benefits under Defined Benefit Plans).

                                (ii)         For the purpose of applying the 1.0 Rule, the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be applied in a manner consistent with the provisions of Code Section 415 and the Regulations under it.

                                (iii)         As used above, "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit under the Defined Benefit Plan (determined as of the end of the Limitation Year for such plan), and the denominator of which is the lesser of:

                (A)         1.25 multiplied by the dollar limitation in effect for such Limitation Year (determined under Code Section 415(b)(1)(A)); or

                (B)         1.4 multiplied by 100% of such Participant's average Earnings for his or her highest 3 consecutive years, including such Limitation Year (determined under Code Section 415(b)(1)(B)).

                (iv)         As used above, "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account(s) as of the end of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each of such Participant's prior years of service with the Company:

                (A)         1.25 multiplied by the dollar limitation in effect for such Limitation Year (determined under Code Section 415(c)(1)(A), but without regard to Code Section 415(c)(6)); or

                (B)         1.4 multiplied by 25% of such Participant's Earnings for such Limitation Year (determined under Code Section 415(c)(1)(B), or Code Section 415(c)(7), if applicable).

                (c)         If, for any Limitation Year, it is necessary to limit the Annual Addition of any Participant pursuant to subsections (a) or (b) above, the following reallocations shall be made:

                (i)         First, the amount of such Participant's nondeductible, voluntary contributions for that Limitation Year that are included in his or her Annual Addition shall be refunded to him or her;

                (ii)         Second, the amount of such Participant's Elective Contribution for such Limitation Year that causes such Participant's Annual Addition to exceed the applicable limitation shall be returned to the Company to be paid to such Participant;

                (iii)         Third, the amount of the Company's contribution, inclusive of Forfeitures, that is allocable to such Participant and that causes such Participant's Annual Addition to exceed the applicable limitation shall, instead, be allocated to all other Participants who are not subject to this limitation, in proportion to their Compensation for such Limitation Year; and

                (iv)         Fourth, if the amount of the Company's contribution, inclusive of Forfeitures, is so great as to cause all Participants for such Limitation Year to be subject to the limitations of this Section, then the excess of the Company's contributions that cannot be allocated for such Limitation Year shall be held unallocated in a suspense account and applied against and reduce the Company's future contributions.

                (d)         If a suspense account is in existence at any time during a Limitation Year pursuant to subsection (c)(iii) above, it shall not participate in the Trust's income, gains and losses.

                (e)         The limitations of this Section with respect to any Participant who, at any time, has been a participant in any other Defined Contribution Plan (whether or not terminated) or in more than one Defined Benefit Plan (whether or not terminated) maintained by the Company or by an Affiliated Company shall apply as if all such Defined Contribution Plans or all such Defined Benefit Plans in which the Participant has been a participant were one plan.

                Section 4.9: Investment Of Accounts.

                (a)         Participants shall manage the investment of all or a portion of the Trust's assets attributable to their Accounts. Subject to uniform and nondiscriminatory rules adopted by the Committee, a Participant shall designate the percentage of any one or more of his or her Accounts that is to be invested in each of several authorized investments designated by the Committee from time to time, which investments shall include a "Company Stock Fund." For convenience, such designated investments are referred to in this Plan individually as a "Fund," and collectively as the "Funds." Despite the foregoing, the Trustee may invest and reinvest the principal and income of any Account in short term obligations or bank accounts, pending investment in designated Funds, and may retain such cash balances in each of the Accounts as the Committee directs to meet the current cash needs of the Plan. In the absence of proper election by a Participant under this Section, the Participant's Accounts shall be invested in such Fund as the Committee may designate from time to time for such purpose, and all distributions shall be charged first to the portion of the Participant's Accounts invested in that Fund and then to the balance of his or her Accounts.

                (b)         As of each Trust Valuation Date, each Participant's Account shall be credited (or charged) with the income, gains, and losses of the Funds in which such Account is invested, as such income, gains, and losses are realized. The Trustee shall value the assets of the Trust at their fair market value as of each such Trust Valuation Date. In addition, each Participant's Accounts shall be charged (as the Committee, in a uniform and nondiscriminatory manner, shall direct) with brokerage commissions and other direct costs related to investing such Participant's Accounts pursuant to his or her directions.

                (c)         Stock dividends on account of Company Stock held in a Company Stock Fund shall be allocated to an Account to the extent the Account is invested in the Company Stock Fund. Cash dividends paid on account of Company Stock held in a Company Stock Fund shall be reinvested in Company Stock.

                (d)         Despite the foregoing, as set forth in Section 3.8 above, a Participant may not designate the investment of the Participant's Retirement Stock Account or Matching Contribution Stock Account in any investment other than the Company Stock Fund, unless the Committee, in its discretion and based on uniform and nondiscriminatory rules, provides otherwise.

                (e)         Despite the foregoing, but subject to Section 3.8, the Committee may prohibit any "Section 16(b) Insider," as defined below, from investing any portion of his or her Accounts in the Company Stock Fund. For purposes of the foregoing, a "Section 16(b) Insider" shall mean any person (i) who is directly or indirectly the beneficial owner of more than 10% of any class of stock of the Company that is registered under Section 12 of the Securities Exchange Act of 1934, (ii) who is an officer of the Company or a director of the Company (whether by title or on the board of directors) or (iii) who, for the six month period following his or her termination of employment from the Company, was a person described in (i) or (ii) immediately prior to his or her termination of employment with the Company.

                Section 4.10: Voting Of Company Stock. If the Trustee holds any Company Stock with voting rights, the Trustee shall vote such Company Stock as provided in the Trust.

ARTICLE V

VESTING

                Section 5.1: Vesting In Matching Contribution Account And Matching Contribution Stock Account.

                (a)         Each Participant shall have a nonforfeitable right or vested interest in his or her Matching Contribution Account and Matching Contribution Stock Account, according to the following table:

Years of Service	Vested Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

                (b)         Despite the provisions of subsection (a), a Participant shall become 100% vested in his or her Matching Contribution Account and Matching Contribution Stock Account upon (i) such Participant's attainment of his or her Normal Retirement Age, (ii) such Participant's death, or (iii) such Participant's Total Disability; provided that such Participant is an Employee upon the happening of the applicable event.

                Section 5.2: Vesting In Other Accounts. Each Participant shall at all times be 100% vested in his or her Retirement Account, Retirement Stock Account, PIRA Account, Rollover Contribution Account and Non-Elective Contribution Account, if such Accounts have been established for such Participant. With respect to the Transferred Account, a Participant shall vested in the assets of that account in accordance with the vesting rules that apply to those assets at the time of their initial transfer to that account.

                Section 5.3: Forfeitures.

                (a)         If a Participant (i) ceases to be an Employee in any Plan Year for any reason other than his or her death, Total Disability or retirement on or after his or her Normal Retirement Age, and (ii) as of the coinciding or immediately preceding Anniversary Date, such Participant was not 100% vested in his or her Matching Contribution Account, then this Section shall apply.

                (b)         The nonvested portion of such a Participant's Matching Contribution Account shall be retained therein until he or she incurs 5 consecutive Breaks in Service or again becomes an Employee, whichever occurs first.

                (i)         If 5 consecutive Breaks in Service occur first, then (A) the nonvested portion shall be forfeited and allocated as provided elsewhere in the Plan, as of the Anniversary Date in the Plan Year during which such Participant incurs his or her fifth consecutive Break in Service, and (B) any additional amounts that may have become vested prior to such Forfeiture in accordance with subsection (d) below shall be distributed to the Participant within 60 days following the Anniversary Date of such Forfeiture.

                (ii)         If the Participant becomes an Employee before he or she incurs 5 consecutive Breaks in Service and if he or she repays, subject to the provisions of the next sentence, the amount of the distribution, if any, he or she received from his or her Matching Contribution Account at his or her previous termination of employment, the repaid amount and the balance in his or her previous Matching Contribution Account shall become the beginning balance in his or her new Matching Contribution Account. Such repayment must be made (A) in the case of a distribution on account of separation from service, before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Company, or the close of the first period of 5 consecutive 1-year Breaks in Service commencing after the distribution; or (B) in the case of any other distribution, 5 years after the date of the distribution. If the nonvested portion is not reinstated under the preceding two sentences, the re-employed Participant's previous Matching Contribution Account shall be closed and his or her nonvested portion shall be treated as a Forfeiture for the Plan Year in which the repayment period has expired; any additional amounts that may have become vested prior to such Forfeiture in accordance with subsection (d) shall be credited to his or her new Matching Contribution Account.

                (iii)         The nonvested portion maintained under this Section in a Participant's Matching Contribution Account shall be treated as a suspense account for purposes of Section 4.4, and it shall not share in the Trust's income, gains or losses while it is held in suspense.

                (c)         At any Relevant Time (defined below) after a distribution to a terminated Participant, such Participant's vested portion of his or her Matching Contribution Account shall be not less than an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

where P is the vested percentage at the Relevant Time computed in accordance with Section 5.1; AB is the balance in the Participant's Account at the Relevant Time; D is the amount of the distribution; R is the ratio of the balance in the Participant's Account at the Relevant Time to the balance in his or her Account after the distribution; and the Relevant Time is the time at which, under the Plan, the vested percentage in the Account cannot increase.

                Section 5.4: Break In Service Rules For Vesting Purposes.

                (a)         Except as otherwise provided in this Section, all Years of Service with the Company shall be counted in determining a Participant's nonforfeitable percentage interest in his or her Matching Contribution Account.

                (b)         In the case of any Participant who incurs a Break in Service, such Participant's Years of Service that were completed before such Break in Service shall not be counted for vesting purposes until he or she has completed one Year of Service after such Break in Service.

                (c)         If a Participant does not have any non-forfeitable right to his or her Matching Contribution Account at the time he or she incurs a Break in Service, then such a Participant's Years of Service before any period of consecutive Breaks in Service shall not be counted for vesting purposes if the number of such consecutive Breaks in Service equals or exceeds the greater of (i) 5 or (ii) the aggregate number of such Participant's Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant's prior Breaks in Service.

ARTICLE VI

DISTRIBUTION OF BENEFITS

                Section 6.1: Distribution Of Benefits.

                (a)         Benefits become distributable to a Participant or to the Beneficiary of a deceased Participant upon the first to occur of such Participant's Normal Retirement Date, Total Disability or death that coincides with or first follows a Participant's ceasing to be an Employee prior to his or her Normal Retirement Date for a reason other than death or Total Disability. A Participant (or the Beneficiary of a deceased Participant) must make a claim for such Participant's benefits prior to any distribution. Such benefits shall be determined as follows:

                (i)         If such benefits became distributable because of the Participant's death or Total Disability, such benefits shall be the sum of the amounts credited to his or her Accounts as of the Trust Valuation Date that coincides with or first follows the Committee's receipt of (A) written proof of such Participant's death or Total Disability and (B) a properly completed claim for benefits.

                (ii)         If such benefits became distributable for a reason other than the Participant's death or Total Disability, such benefits shall be the sum of the amounts credited to his or her Accounts as of the Trust Valuation Date that coincides with or first follows the Committee's receipt of a properly completed claim for benefits.

                (b)         If a Participant's benefits become distributable by reason of more than one of the events specified in subsection (a) above, then such Participant's vested percentage in his or her Matching Contribution Account shall be determined as if only the first to occur of such events had occurred.

                (c)         Despite the foregoing provisions, the Committee may, in its sole discretion, elect to pay a Participant who terminates his or her employment with the Company for a reason other than his or her death, Total Disability, or retirement on or after his or her Normal Retirement Date an immediate lump sum distribution of the amount specified in subsection (a) above. The Participant's consent to such a distribution is required if the portion of such distribution representing the vested portion in his or her Accounts is (or ever has been) in excess of $3,500 (or $5,000, for Plan Years beginning after August 5, 1997).

                Section 6.2: Methods Of Distribution.

                (a)         Except as provided in this Section 6.2(b) or in Section 6.3 below, when a Participant's benefits become distributable, the Committee shall, with reasonable promptness, direct the Trustee to distribute such Participant's benefits as follows:

                (i)         If a Participant's benefits become distributable by reason of his or her death, the benefits shall be distributed to such deceased Participant's Beneficiary as an immediate lump sum. Such Participant's vested amount shall be reduced by any security interest held by the Plan, the Trust or the Trustee by reason of a loan outstanding pursuant to Section 6.8.

                (ii)         If a Participant's benefits become distributable for a reason other than his or her death, the Committee shall direct the Trustee to distribute such benefits as an immediate lump sum, and make such a distribution if such Participant consents. Despite the foregoing, if the vested amount credited to such Participant's Accounts is (or ever has been) $3,500 (or $5,000, for Plan Years beginning after August 5, 1997) or less, the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant's consent.

                (iii)         A Participant may, with respect to any portion of his or her benefits attributable to his or her Transferred Account, elect to be paid those benefits in installments rather than as an immediate lump sum in accordance with subsections (a)(i) and (ii) above, if such option is available under the Participant's Predecessor Plan. Such installments shall be paid in equal or nearly equal quarterly, semiannual, or annual installments over a period not exceeding:

                (A)         the life expectancy of the Participant; or

                (B)         the joint life and last survivor expectancy of the Participant and his or her Beneficiary.

The expected return multiples of Section 1.72-9 of the Regulations under the Code shall be used to determine such life expectancy periods.

                (iv)         If a Participant's benefits became distributable for a reason other than his or her death, and if such Participant dies before his or her entire benefits have been distributed, then his or her Beneficiary(ies) shall receive a death benefit equal to the balance of the remaining installments (if any) or deferred cash lump sum (if any) due such deceased Participant.

                (v)         Despite the foregoing provisions, the Committee may at any time, with the consent of a Participant or his or her Beneficiary, direct the Trustee to accelerate or to postpone any installment payment to such Participant or Beneficiary or to reduce or to increase the period over which future installments are to be made, in which latter event the Trustee shall adjust the amount of such installments accordingly. In addition, a Participant may at any time withdraw any or all of his or her undistributed benefit, and a Participant's Beneficiary shall, unless such Participant provided otherwise, have a similar withdrawal right. If less than all of the undistributed benefit is withdrawn, the remaining installment payments shall be adjusted accordingly.

                (b)         Despite the foregoing, with respect to a Participant's Transferred Account, if an optional form of benefit was available under the Participant's Predecessor Plan with respect to any portion of that Transferred Account, the Participant may elect to have the benefits attributed to that portion of the Transferred Account paid in accordance with that optional form of benefit.

                (c)         The complete distribution of a Participant's benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the Beneficiary of a deceased Participant.

                (d)         If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

                (i)         the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                (ii)         the Participant, after receiving the notice, affirmatively elects a distribution.

                Section 6.3: Survivor Annuity Requirements.

                (a)         Applicability. This Section shall apply to all benefits payable from a Participant's Transferred Account that are required by applicable law to be paid in the form of a joint and survivor annuity. Any other benefit payable under this Plan shall be paid in accordance with Section 6.2.

                (b)         Qualified Joint And Survivor Annuity. Unless an optional method of distribution under Section 6.2 is selected, a Participant who is married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Joint and Survivor Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period.

                (c)         Qualified Life Annuity. Unless an optional method of distribution under Section 6.2 is selected, a Participant who is not married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Life Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period.

                (d)         Qualified Preretirement Survivor Annuity. Unless an optional method of distribution under Section 6.2 is selected, or a different Beneficiary has been selected, if a married Participant dies before his or her Annuity Starting Date, such Participant's surviving spouse, if any, shall receive such Participant's benefits in the form of a Qualified Preretirement Survivor Annuity. If an optional method of distribution under Section 6.2 or Beneficiary other than such Participant's surviving spouse has not been selected, such surviving spouse may direct that the payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant's death. An optional method of distribution under Section 6.2 or Beneficiary other than such Participant's surviving spouse may only be selected or changed pursuant to a Qualified Election made within the Preretirement Election Period. Despite the foregoing, and to the extent allowed by law, a deceased Participant's Beneficiary may, at any time after such Participant's death but before his or her Annuity Starting Date, select a method of distribution in accordance with Section 6.2, provided that such Participant had not elected against such a selection.

                (e)         Definitions. For purposes of this Section, the following definitions shall apply:

                (i)         "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitled the Participant to such benefit. For purposes of the foregoing sentence, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit under Code Section 417(f)(2)(B).

                (ii)         "Preretirement Election Period" shall mean, with respect to any Participant, the period that begins on the first day of the Plan Year in which such Participant attains age 35 and ends on the date of such Participant's death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, the Preretirement Election Period shall begin on the date of separation with respect to benefits accrued before such separation.

                (iii)         "Qualified Election" shall mean an election to waive the Qualified Joint and Survivor Annuity, the Qualified Life Annuity, or the Qualified Preretirement Survivor Annuity form of benefit. Such election must satisfy the following requirements: (A)  it must be in writing; (B) it must be consented to in writing by the Participant's spouse, if he or she is married; (c) it must designate a beneficiary (or a form of benefits) which may not be changed without the consent of the Participant's spouse (or the Participant's spouse's consent must expressly permit the Participant to designate a beneficiary without requiring further consent from the Participant's spouse); (D) such spouse's consent must acknowledge the effect of the election; and (E) such spouse's consent must be witnessed by a Plan representative or a notary public. Spousal consent is not required if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only as to such spouse. A Participant may revoke a prior Qualified Election and choose again to take a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity without the consent of his or her spouse, at any time and any number of times, within the applicable election period.

                (iv)         "Qualified Joint and Survivor Annuity" shall mean a benefit that can be purchased with that portion of the Participant's Transferred Account that is subject to this Section 6.3 and payable in the form of an annuity for the life of the Participant with a survivor annuity for the life of such Participant's spouse. Such survivor annuity must not be less than 50% nor more than 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. Such survivor annuity must commence immediately as provided in Regulation 1.417(e)-1(b)(1). Unless the Participant elects otherwise, the automatic form of the qualified joint and survivor annuity shall provide for a survivor annuity equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse.

                (v)         "Qualified Life Annuity" shall mean a benefit that can be purchased with that portion of the Participant's Transferred Account that is subject to this Section 6.3 and payable in the form of an annuity for the life of the Participant.

                (vi)         "Qualified Preretirement Survivor Annuity" shall mean a benefit that can be purchased with that portion of the Participant's Transferred Account that is subject to this Section 6.3, determined as of the date of such Participant's death (less any portion that is automatically forfeited upon such Participant's death pursuant to the Plan's other provisions), that is payable to such Participant's surviving spouse in the form of an annuity for the life of such spouse. Despite the foregoing, such annuity shall be the actuarial equivalent of at least 50% of the vested amount credited to a Participant's Accounts as of the date of such Participant's death. For the purposes of the foregoing, (A) any security interest held by the Plan, the Trust or the Trustee by reason of a loan outstanding pursuant to Section 6.8 to the Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity, and (B) the Participant's Transferred Account, starting with that portion subject to this Section 6.3, shall be first reduced by any such security interest held by reason of such loan.

                (vii)         "Retirement Election Period" shall mean, with respect to any Participant, the 90-day period that ends on his or her Annuity Starting Date.

                (f)         Information To Participants. A Participant shall be provided with the following information with regard to the applicable Qualified Election:

                (i)         With regard to the Qualified Election to waive the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, a Participant shall be provided with a written explanation of (A) the terms and conditions of the Qualified Joint and Survivor Annuity or Qualified Life Annuity, (B) the Participant's right to elect to waive the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, (C) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity form of benefit, and (D) the right of the Participant to revoke such an election, and the effect of such a revocation. Such written explanation shall be provided to a Participant no less than 30  days and no more than 90 days before the Annuity Starting Date.

                (ii)         With regard to the Qualified Election regarding the Qualified Preretirement Survivor Annuity form of benefit, a Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to subparagraph (i) above. Such written explanation shall be provided to each Participant within whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which such Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which such Participant attains age 35, (B) a reasonable period after such Participant first became a Participant, or (c) a reasonable period after such Participant ceases to be an Employee in the case of a Participant who ceases to be an Employee before attaining age 35.

                (g)         Cash-Out Restrictions.

                (i)         Despite the other provisions of this Section, but subject to the next sentence, if, when a Participant's benefits become distributable, the vested amount credited to such Participant's Accounts is not (nor never has been) in excess of $3,500 (or $5,000, for Plan Years beginning after August 5, 1997), the Committee may direct that such benefit be distributed as an immediate cash lump sum. No such distribution may be made after a Participant's Annuity Starting Date unless such Participant and his or her spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution.

                (ii)         Despite the other provisions of this Section, if, when a Participant's benefits become distributable, the vested amount credited to such Participant's Accounts is (or ever has been) in excess of $3,500 (or $5,000 for Plan Years beginning after August 5, 1997), the Committee may direct that such benefit be distributed as an immediate cash lump sum, provided the Participant and his or her spouse (or, where the Participant has died, his or her surviving spouse) consent in writing to such distribution during the 90-day period ending on the date such benefit is so distributed. If such Participant or his or her spouse (or surviving spouse) does not so consent, such failure to consent shall be deemed to be an election to defer distribution of such benefit until the later of age 62 or the Participant's Normal Retirement Age.

                (h)         The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the date after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. For distributions on or after December 31, 1996, the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

                (i)         Special Limitation. Despite any other provision of the Plan, no preretirement death benefit in addition to the Qualified Preretirement Survivor Annuity shall be permitted to the extent such other benefit would violate the incidental benefit rule.

                Section 6.4: Timing Of Distributions.

                (a)         The provisions of this Section shall govern the timing of the distribution of a Participant's benefit.

                (b)         If a Participant's benefits become distributable because of his or her death or Total Disability, such benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee's receipt of (i) written proof of such Participant's death or Total Disability and (ii) a properly completed claim for benefits. If a Participant's benefits become distributable for a reason other than his or her death or Total Disability, such Participant's benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee's receipt of a properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant's benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

                (i)         the Participant attained age 65 (or Normal Retirement Age, if earlier);

               (ii)        occurred the 10th anniversary of the year in which the Participant began participation in the Plan; or

              (iii)         the Participant terminated his or her employment with the Company.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant's spouse in the event of such Participant's death) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant's Normal Retirement Age.

                (c)         Despite any other provision of the Plan, one of the following provisions shall apply:

                (i)         A Participant's benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70-1/2, or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70-1/2; or

                (ii)         Alternatively, distributions to a Participant must begin no later than the date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the life of the Participant or over the lives of such Participant and his or her designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his or her designated Beneficiary).

                (d)         If a Participant dies before his or her entire interest has been distributed to him or her, the remaining portion of such Participant's interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                (e)         If a Participant dies before distribution of his or her benefits has begun, the entire benefit of such Participant must be distributed within 5 years after his or her death.

                (f)         For purposes of subsection (e) above, any portion of a Participant's benefits that is payable to or for the benefit of his or her Beneficiary shall be treated as distributed on the date on which such distribution begins if:

                (i)         such portion will be distributed in accordance with the applicable Regulations over such Beneficiary's life (or over a period not extending beyond such Beneficiary's life expectancy), and

                (ii)         such distribution must begin not later than the date that is 1 year after the date of such Participant's death (or such later date as the Secretary of the Treasury may by Regulations prescribe). However, if such Beneficiary is the Participant's surviving spouse, then the date on which the distribution is required to begin shall be not later than the date on which the Participant would have attained age 70 1/2, and if such spouse dies before the distribution to him or her begins, this subsection shall be applied as if such spouse were the Participant.

                (g)         For purposes of subsection (f) above, the life expectancy of a Participant and his or her spouse (other than in the case of life annuity) may be redetermined on an annual or less frequent basis, and under Regulations prescribed by the Secretary of the Treasury, any amount paid to a child of a Participant shall be treated as if it had been paid to such Participant's surviving spouse if such amount will become payable to such spouse upon such child attaining majority (or any other designated event permitted under the applicable Regulations).

                (h)         Despite the foregoing provisions, the Committee shall not permit any Participant to receive his or her benefits under a method of distribution that violates the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of proposed Regulation 1.401(a)(9)-2, or any successor or final Regulation.

                Section 6.5: Postponed Retirement. If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant's benefits will be postponed until he or she actually ceases to be an Employee. Such benefits will become distributable as of the first day of the month next following such Participant's actually ceasing to be an Employee.

                Section 6.6: Distributions Due Missing Persons. If the Trustee is unable to distribute any benefit due to a Participant or Beneficiary, the Trustee shall (i) so advise the Committee and (ii) segregate such benefit from the Trust, in which event such benefit shall participate in the income, gains and losses realized by such segregated Trust Fund. The Committee shall then send a written notice to such Participant or Beneficiary at his or her last known address, as reflected in the Company's or Committee's records. If such Participant or Beneficiary shall not have presented himself or herself to the Company or to the Committee within 3 years of the date of such written notice, any undistributed benefit (and any income gains and losses realized by such segregated part) shall be forfeited by such Participant or Beneficiary and may be applied against and reduce the Company's future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied (and any income, gains and losses realized by such segregated part) shall be paid directly by the Company to such claimant.

                Section 6.7: Transfers To Another Qualified Plan. If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c) and 403(a)(4)). For purposes of the foregoing:

                (a)         "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (b)         "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, and individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                (c)         A Participant's (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.7 as to the interest of the surviving spouse, spouse, or former spouse.

                Section 6.8: Loans To Participants.

                (a)         The Committee shall be the fiduciary with authority to establish a loan program for Participants and to direct the Trustee concerning the investment of the Trust's assets pursuant to such a loan program.

                (b)         A Participant may make a written application to the Committee for a loan from the Trust. Each such loan must be adequately secured, and if it is secured in part by the balance in such Participant's Transferred Account, then, in the case of a married Participant whose Transferred Account is subject to Section 6.3 above, (i) such loan and security interest must be consented to in writing by such Participant's spouse during the 90-day period ending on the date on which the loan is so secured, (ii) such consent must acknowledge the effect of such loan and security interest, and (iii) such consent must be witnessed by a Plan representative or a notary public.

                (c)         The Committee shall have sole discretion in granting or denying any such loan application; provided, however, that the Committee shall exercise such discretion in a uniform and nondiscriminatory manner. In connection with any such loan, a Participant shall sign such notes, evidences of indebtedness, security agreements and other documents as the Committee may, in its discretion, require.

                (d)         Interest on such loans shall be charged at a reasonable rate, not in excess of that permitted by law, and all notes or other evidences of indebtedness shall require repayment of the principal amount of the loan and interest on it over a period certain, which shall not exceed 5 years. Such payments of interest and principal shall be made no less frequently than quarterly and shall provide for the level amortization of the loan over its term. Despite the foregoing, a loan's term may exceed 5  years if such loan is used to acquire any dwelling unit that is used or within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. Only one loan may be outstanding any one time, except that a loan exceeding 5 years may be outstanding at the same time with a loan that does not exceed 5 years. The Trustee, on receipt of authorization and the appropriate notes or other evidences of indebtedness from the Committee, shall advance the amount of the loan to the Participant and shall treat such loan as an investment of the Trust.

                (e)         In no event shall the outstanding principal balance of all loans from the Trust to any Participant exceed the lesser of:

                (i)         $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of all loans from the Trust to such Participant during the 1-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of all loans from the Trust to such Participant on the date on which such loan is made;

               (ii)         one-half (1/2) of the total vested amount credited to such Participant's Accounts; or

                (iii)         any lesser amount set forth in rules established by the Committee.

                Section 6.9: Hardship Withdrawals.

                (a)         A Participant may request a hardship withdrawal of a portion of his or her Accounts in accordance with this Section 6.9. The maximum amount that a Participant may withdraw may not exceed the sum of (i) the vested balance of such Participant's Matching Contribution Account, plus (ii) the vested balance of such Participant's Matching Contribution Stock Account, plus (iii) the vested balance of such Participant's Transferred Account that is attributable to matching contributions under Code Section 401(m), plus (iv) the smaller of:

                (i)         the aggregate amount of all of such Participant's Elective Contributions and contributions made under Code Section 401(k) and held in the Transferred Account; or

                (ii)         the current value of such Participant's PIRA Account and the Code Section 401(k) portion of the Participant's Transferred Account.

Despite the foregoing, the maximum amount that can be withdrawn pursuant to the foregoing may not exceed the amount required to meet the immediate and heavy financial need created by the hardship and not available to such Participant through the Plan or through all non-taxable loans available through the Company. A request for such a withdrawal shall be written, dated and delivered to the Committee in accordance with rules promulgated by the Committee, and in the case of a married Participant, it must be consented to in writing by such Participant's spouse during the 90-day period ending on the date the withdrawal is made and such consent must be witnessed by a Plan representative or a notary public. If the Committee approves the withdrawal, distribution shall be made as soon thereafter as is administratively practical.

                (b)         The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee's determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

                (i)         Payments of medical expenses incurred by the Participant and the Participant's spouse, children, and dependents or payments necessary for those persons to obtain medical care.

                 (ii)         Payments (excluding mortgage payments) for the Participant's residence.

                (iii)         Payments of tuition and related educational fees for the next 12 months of post-secondary education for the Participant and the Participant's spouse, children, and dependents.

              (iv)         Payments to prevent the Participant's eviction from the Participant's principal residence.

                (v)         Payments to prevent a foreclosure on the Participant's mortgage of the Participant's principal residence.

               (vi)         Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution.

                (c)         For the purpose of this Section, the Committee may reasonably rely upon a Participant's representations regarding the Participant's financial affairs.

                (d)         The Participant must sign an agreement that he or she will not make any elective contribution or employee contribution to the Plan or any other plan maintained by the Company (including all qualified and nonqualified plans of deferred compensation, stock option plans, stock purchase plans, and cash or deferred arrangements that are part of a cafeteria plan) for twelve consecutive months following a hardship withdrawal.

                (e)         The total amount of the Participant's Elective Contributions during the year following the Participant's taxable year in which the Participant made a hardship withdrawal may be no greater than (i) $7,000, as adjusted by the Adjustment Factor, minus (ii) the amount of the Participant's Elective Contributions during the Participant's taxable year in which the hardship withdrawal was made.

                (f)         Any earnings and gains on a Participant's Elective Contributions are not subject to withdrawal pursuant to this Section and shall be distributed only upon the events specified in Section 6.1.

                Section 6.10: Withdrawals.

                (a)         Despite any other provision of the Plan, except Section 6.3 (in the event that section is applicable to the Participant's Transferred Account), any Participant who has reached at least age 59 1/2 may elect to withdraw all or any portion of the vested balance of his or her Accounts even though he or she is still an Employee. Such withdrawal shall be paid only in the form of a cash lump sum. The maximum amount that may be withdrawn shall be the sum of the amounts credited to the Participant's Accounts as of the Trust Valuation Date that coincides with or immediately follows the Committee's receipt of a properly completed claim for benefits after such Participant attains age 59 1/2.

                (b)         Despite any other provision of the Plan, any Participant may elect to withdraw at any time all or any portion of the balance of his or her Rollover Contribution Account (determined as of the Trust Valuation Date that coincides with or immediately follows the Committee's receipt of a properly completed claim for benefits) even though he or she is still an Employee. Each such withdrawal shall be paid only in the form of a cash lump sum. Only two withdrawals may be made for a Participant's Rollover Contribution Account during any Plan Year.

                (c)         Despite any other provision of this Plan, if the withdrawal provisions of this Plan are more restrictive than the withdrawal provisions of any Predecessor Plan, the withdrawal provisions of that other plan, rather than the withdrawal provisions of this Plan, shall govern the withdrawal of the applicable portion of the Transferred Account.

                (d)         The Committee may adopt rules regulating a Participant's right to withdraw amounts from his or her Accounts. Such rules may prohibit Participants who receive distributions under this Section from continuing to make contributions under Section 3.2 for a stated period of time.

                Section 6.11: Distribution Of Company Stock. Despite any other provision of this Plan, if (a) a Participant is entitled to a distribution or withdrawal pursuant to the terms of the Plan, and (b) a portion of the Participant's Accounts is invested in Company Stock, the Participant may elect to receive such portion in Company Stock attributable to such investment in lieu of cash.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

                Section 7.1: Application Of Top-Heavy Rules. If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

                Section 7.2: Definitions.

                (a)         Top-heavy Plan. A "Top-heavy Plan" shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

                (b)         Top-heavy Group. A "Top-heavy Group" shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

                (c)         Aggregation Group. An "Aggregation Group" shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the antidiscrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last 5 years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the antidiscrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

                (d)         Determination Date. With respect to any plan year, "Determination Date" shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

                (e)         Present Value Of Accrued Benefit: A participant's "Present Value of Accrued Benefit" as of any Determination Date shall be calculated:

                (i)         as of the most recent valuation date ("Valuation Date") which is within the 12-month period ending on such Determination Date;

               (ii)         for the first plan year, as if (1) the participant terminated service as of the Determination Date, or (2) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

              (iii)         for any other plan year, as if the participant terminated service as of the Valuation Date; and

               (iv)         using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

                (v)         Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year.

                (f)         Aggregate Account: A participant's "Aggregate Account" shall be determined as follows:

                (i)         For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

                (A)         such participant's account balance as of the most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date; plus

                (B)         an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

                (ii)         For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

                (A)         such participant's account balance as of the most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

                (B)         an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

                (g)         Key Employee. "Key Employee" shall mean any participant of any plan maintained by the Company or an Affiliated Company who, at any time during the plan year or any of the 4 preceding plan years, was:

                (i)         an officer of the Company or an Affiliated Company whose annual Compensation exceeds 50% of the amount in effect under Code Section 415(b)(1)(A) for such plan year (provided, however, that no more than 50 employees (or, if lesser, the greater of 3 employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

                (ii)         one of the 10 employees who (1) has annual Compensation for a plan year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such plan year ends, and (2) owns (or is considered to own under Code Section 318) both more than 1/2 percent interest and the largest interests in the Company or an Affiliated Company;

                (iii)         a 5% Owner of the Company or an Affiliated Company; or

               (iv)        a 1% Owner of the Company or an Affiliated Company whose annual Compensation exceeds $150,000, or such other amount as may be allowed under Code Section 416(I) and the applicable Regulations.

In making this determination of a 5% Owner and a 1% Owner for purposes of this Section, (i) the Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(I)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. For purposes of the foregoing definition, (i) the beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(I).

                (h)         Non-Key Employee. "Non-Key Employee" shall include any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

                Section 7.3: 60% Test - Special Rules. For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

                (a)         Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the Company's contributions shall be considered.

                (b)         Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the 5-year period ending on the Determination Date. For this purpose, "participant" shall include an employee who is no longer employed by the Company or an Affiliated Company. Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant's Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

                (c)         Rollover Contributions. Rollover contributions shall be treated as follows:

                (i)         The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

                (ii)         The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

                (d)         Change Of Status. The accrued benefit or account of a participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

                (e)         No Service For Last 5 Years. If any individual has not performed services for the employer maintaining the plan during the 5-year period ending on the Determination Date, the accrued benefit or account of such individual shall not be taken into account.

                Section 7.4: Minimum Vesting Requirement.

                (a)         If the Plan is a Top-heavy Plan, the top-heavy vesting schedule set forth below shall apply:

                6-Year Graded Vesting. Each Participant shall have a nonforfeitable right or vested interest in his or her Matching Contribution Account, according to the following table:

Years of Service	Vested Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

                (b)         Despite the foregoing, if the Plan becomes a Top-heavy Plan, any portion of a Participant's Matching Contribution Account that was nonforfeitable before the Plan became a Top-heavy Plan shall remain nonforfeitable.

                (c)         If the Plan ceases to be a Top-heavy Plan, the Plan shall nevertheless continue to apply the top-heavy vesting schedule then in effect.

                (d)         Despite the foregoing provisions, if the Plan's normal vesting schedule equals or exceeds the top-heavy vesting schedule, the normal vesting schedule shall continue to apply.

                Section 7.5: Minimum Contribution Requirement.

                (a)         If the Plan is a Top-heavy Plan, then in no event shall the Company's annual contribution on behalf of any Non-Key Employee be less than 3% of such Participant's Compensation. This minimum contribution shall be made even though, under the other provisions of the Plan, the Participant would not otherwise be entitled to a contribution on his or her behalf, or would have received a lesser contribution for the Plan Year, because of (i) the Participant's failure to complete 1,000 Hours of Service, (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant's exclusion from the Plan because such Participant's Compensation is less than the Plan's stated amount. Despite the foregoing, no minimum contribution needs to be made under this Section on behalf of a Participant who was not an Employee on the last day of the Plan Year.

                (b)         For Plan Years beginning on or after January 1, 1985, any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. For Plan Years beginning on or after January 1, 1989, Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

                (c)         If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section. However, if for Plan Years beginning before January 1, 2000, such multiple plans, including the Plan, include a Defined Benefit Plan and a Defined Contribution Plan, the 1.0 Rule (as it may be modified by the top-heavy plan transitional rule under Code Section 416(h)(3)) shall be in effect if, and only if, the following two requirements are satisfied:

                (i)         Minimum Benefit Requirement. The "3%" set forth in this Section shall be replaced by "4%".

                (ii)         The 90% Test. The sum of the Present Value of Accrued Benefits plus the Aggregate Accounts held for all Key Employees under the plans cannot exceed 90% of a similar sum determined for all participants.

For purposes of the 1.0 Rule, all references to "1.25" shall be replaced by "1.0," if either of the above additional requirements is not met.

ARTICLE VIII

THE COMMITTEE

                Section 8.1: Members.

                (a)         The Board of Directors shall appoint a single plan administrator or a Committee of two or more members.

                (i)         If such a plan administrator is appointed, he or she alone shall constitute the entire Committee and all references in this document to the Committee shall include such plan administrator.

                (ii)         The Committee shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

                (b)         Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:         The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:         A majority of the adults then entitled to benefits from the Plan shall appoint new member(s) to fill all vacancies. If such an adult is not able to participate in such appointment, then his or her spouse, if any, shall act for him or her. If there is no such spouse, then such adult's guardian or conservator shall act for him or her.

3rd:         If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

                Section 8.2: Committee Action.

                (a)         The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of two members. The Secretary may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by the Secretary and that purports to have been duly authorized by the Committee.

                (b)         A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee's membership.

                Section 8.3: Rights And Duties.

                (a)         Except as otherwise set forth in subsection (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan's assets, and the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA.

                (b)         The Trustee shall (i) have custody of the Plan's assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan's assets.

                (c)         The Company may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan's assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan's assets.

                (d)         The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan's assets, which may only be done pursuant to subsections (b) or (c) immediately above.

                (e)         The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee's powers shall include (without limitation) the power and discretion:

                (i)         to determine all questions relating to the eligibility of Employees to participate in the Plan;

                (ii)         to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

                (iii)         to authorize all disbursements by the Trustee from the Trust;

               (iv)         to direct the Trustee with respect to all investments of the principal or income of the Trust and with respect to other matters concerning the Trust's assets;

                (v)         to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

                (vi)         to adopt, amend and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

                (f)         Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan's investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

                (g)         A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

                (i)         such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

                 (ii)          such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member's or Fiduciary's own responsibilities as a Fiduciary; or

                (iii)         such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

                Section 8.4: Information. To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee's administration of the Trust.

                Section 8.5: Compensation, Indemnity And Liability.

                (a)         The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

                (b)         The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys' fees and disbursements), excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

                Section 8.6: Administrative Expenses Of The Plan. All expenses of administering the Plan shall by paid by the Trustee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

ARTICLE IX

AMENDMENT AND TERMINATION

                Section 9.1: Amendments. The Company, through the Board of Directors, or the Committee may amend the Plan from time to time, and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by the Company or the Committee, as the case may be, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

                (a)         No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

                (b)         No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least 3 Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i)         the date the amendment is adopted;

(ii)        the date the amendment becomes effective; or

(iii)       the date on which the Participant receives written notice of the amendment from the Company or the Committee.

                (c)         No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

                (d)         No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

                (e)         No amendment shall decrease any Participant's account balance or eliminate an optional form of distribution.

                Section 9.2: Discontinuance Of Plan.

                (a)         The Company expects that the Plan and the Company's contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company, through the Board of Directors, reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. Upon a complete discontinuance of the Company's contributions, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested.

                (b)         The Company may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan's termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan without the establishment of a successor plan (within the meaning of Code Section 401(k)(10)(A)(i)), the Committee shall, as is necessary, direct the Trustee to liquidate the Trust's assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust's assets in accordance with such instructions.

                (c)         The Plan shall automatically terminate upon the happening of any of the following events:

(i)         adjudication of the Company as a bankrupt;

(ii)        general assignment by the Company to or for the benefit of creditors; or

(iii)       dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

                Section 9.3: Failure To Contribute. The Company's failure to contribute to the Trust for any Plan Year shall not, of itself, be a discontinuance of contributions to the Plan.

ARTICLE X

CLAIMS PROCEDURE

                Section 10.1: Presentation Of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Participant's Account(s), or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.

                Section 10.2: Notification Of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

                (a)         that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                (b)         that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must be given within 90 days and set forth in a manner calculated to be understood by the Claimant:

(i)         the specific reason(s) for the denial of the claim, or any part of it;

(ii)        specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)       a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)        an explanation of the claim review procedure set forth in Section 10.3.

                Section 10.3: Review Of A Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than the time period established by the Committee, the Claimant (or the Claimant's duly authorized representative):

                (a)         may review pertinent documents;

                (b)         may submit written comments or other documents; and/or

                (c)         may request a hearing, which the Committee, in its discretion, may grant.

                Section 10.4: Decision On Review. The Committee shall render its decision on review promptly, and not later than 60 days after the review procedure begins, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after the review procedure. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)         specific reasons for the decision;

(b)         specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)         such other matters as the Committee deems relevant.

ARTICLE XI

MISCELLANEOUS

                Section 11.1: Contributions Not Recoverable. Subject to the next two sentences, it shall be impossible for any part of the Trust's principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

                (a)         any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company's tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

                (b)         any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

                (c)         any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

                (d)         upon termination of the Plan, any assets held in a suspense account pursuant to Section 4.8(c)(iv).

subsections (b) and (c) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

                Section 11.2: Limitation On Participants' Rights. Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company's employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

                Section 11.3: Receipt Or Release. Any payment to any Participant or Beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

                Section 11.4: Nonassignability.

                (a)         None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

                (b)         Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to (i) a "qualified domestic relations order" ("QDRO"), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant shall be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan. Notwithstanding any other provision in this Plan, a lump sum distribution may be made to an alternate payee under a QDRO at any time after the Committee has determined that such QDRO satisfies the requirements of Code Section 414(p) and Section 206(d) of ERISA, and regardless of whether or not the Participant who is a party to such QDRO is then eligible to receive a distribution under the Plan.

                Section 11.5: Governing Law. The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the internal laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

                Section 11.6: Headings. Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

                Section 11.7: Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

                Section 11.8: Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors, heirs, estates and assigns.

                Section 11.9: Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

                Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the "new plan") unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

                Section 11.11: Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

                Section 11.12: The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

                Section 11.13: Special Requirements For USERRA.

                (a)         Despite any other provision of the Plan, an Employee reemployed under Chapter 43 of Title 38, United States Code ("USERRA") shall not incur a Break in Service by reason of such Employee's period of Qualified Military Service.

                (b)         Each period of Qualified Military Service served by an Employee shall, upon reemployment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee's accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

                (c)         An Employee reemployed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of reemployment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

                (d)         For purposes of this Section, "Qualified Military Service" shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

  *  *   *  *  *  *  *   *  *

[Signature Page Follows]

Signature Page

                The Company has signed the Plan on the date indicated below, to be effective as of the Effective Date.

"Company"

BERGEN BRUNSWIG CORPORATION

_____________, 2000.	By:	_____________________________

	Its	____________________________

	By:	_____________________________

	Its	____________________________